Exhibit 8.1

List of Significant Subsidiaries and Consolidated Variable Interest Entities of 9F Inc.

Significant Subsidiaries	Place of Incorporation

Moore Digital Technology Information Service Limited	Hong Kong

Fuyuan Securities Limited	Hong Kong

Beijing Shuzhi Lianyin Technology Co., Ltd.	People’s Republic of China

Zhuhai Xiaojin Hulian Technology Co., Ltd.	People’s Republic of China

Zhuhai Jiuxin Asset Management Co., Ltd.	People’s Republic of China

Zhuhai Wukong Youpin Technology Co., Ltd.	People’s Republic of China

Qianhai Fuyuan Network Technology (Shenzhen) Co., Ltd.	People’s Republic of China

Beijing Jinniu Zhixuan Technology Co., Ltd.	People’s Republic of China

Variable Interest Entities	Place of Incorporation

Jiufu Shuke Technology Group Co., Ltd.	People’s Republic of China

Beijing Puhui Lianyin Information Technology Co., Ltd.	People’s Republic of China

Zhuhai Huike Lianyin Technology Co., Ltd.	People’s Republic of China

Shenzhen Fuyuan Network Technology Co., Ltd.	People’s Republic of China

Beijing Yi Qi Mai Technology Co., Ltd.	People’s Republic of China

Significant Subsidiaries held by Variable Interest Entities	Place of Incorporation

Zhuhai Onecard Xiaojin Technology Co., Ltd.	People’s Republic of China

Beijing Jiufu Puhui Information Technology Co., Ltd.	People’s Republic of China

Xinjiang Teyi Shuke Information Technology Co., Ltd.	People’s Republic of China